Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT (this “Agreement”) is entered into as of December 9, 2023 (the “Effective Date”) by and among (i) Newsight Imaging Ltd., an Israeli company (the “Company”), (ii) Newsight MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and (iii) Vision Sensing Acquisition Corp., a Delaware corporation (“VSAC” and together with the Company and Merger Sub, the “Parties” and each a “Party”).

WHEREAS, the Parties previously entered into that certain Business Combination Agreement dated August 30, 2022, as amended by that certain Amendment No. 1 to Business Combination Agreement dated as of January 19, 2023 and that certain Amendment No. 2 to Business Combination Agreement dated January 30, 2023 (the “Business Combination Agreement”); and

WHEREAS, pursuant to Section 7.1(a) of the Business Combination Agreement, the Parties desire to terminate the Business Combination Agreement by mutual written consent of VSAC and the Company, as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement.

2. Termination of the Merger Agreement. Effective as of the Effective Date, the Business Combination Agreement is hereby terminated in all respects in accordance with Section 7.1(a) of the Business Combination Agreement and is of no further force or effect by or against any Party thereto. Each Party, on behalf of itself and its agents, hereby releases, waives, and forever discharges the other Parties and other Parties’ agents of and from any and all obligation or liability arising under the Business Combination Agreement.

3. Further Assurances. The Parties hereby agree to execute and deliver, and to cause their respective representatives and Affiliates to execute and deliver, from time to time, such additional documents, conveyances or other assurances reasonably necessary to carry out the intent of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

VISION SENSING ACQUISITION CORP.

By:	/s/ George Peter Sobek
George Peter Sobek
Chief Executive Officer

NEWSIGHT IMAGING LTD.

By:	/s/ Eli Assoolin
Eli Assoolin
Chief Executive Officer

NEWSIGHT MERGERSUB, INC.

By:	/s/ Eli Assoolin
Eli Assoolin
Chief Executive Officer